UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2011

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report, the terms “we”, “us” and “our” refer to Hospitality Properties Trust and its subsidiaries, unless otherwise noted.

Item 1.01.  Entry into a Material Definitive Agreement.

On November 2, 2011, we entered into a purchase agreement, or the Purchase Agreement, with Sonesta Acquisition Corp. (then named Property Acquisition Corp.), or SAC, and its wholly owned subsidiary, PAC Merger Corp., or Merger Sub and, together with SAC, the Sellers, to purchase from SAC the entities, or the Hotel Entities, that own the Royal Sonesta Hotel Boston, in Cambridge, Massachusetts, or the Cambridge Hotel, and lease the Royal Sonesta Hotel New Orleans, in New Orleans, Louisiana, or the New Orleans Hotel.  The approximately $150.5 million aggregate purchase price is payable in cash and will be reduced by the outstanding principal and accrued interest, if any, owed at the time of the closing under a variable rate mortgage loan due in 2015 secured by the Cambridge Hotel, or the Cambridge Loan.  We expect to prepay the Cambridge Loan, which we understand has a currently outstanding principal balance of approximately $31.2 million, and unwind a related interest rate hedge agreement, at or shortly after the closing.  We currently expect this transaction to close during the first quarter of 2012.

The Cambridge Hotel and the New Orleans Hotel are currently owned or leased and operated by subsidiaries of Sonesta International Hotels Corporation, or Sonesta.  The Purchase Agreement is a component part of a transaction that involves the acquisition by merger, or the Merger, of all of Sonesta’s shares by SAC pursuant to an agreement and plan of merger, or the Merger Agreement, which was entered into between SAC, Merger Sub and Sonesta on November 2, 2011.  Subject to the terms and conditions of the Merger Agreement, among other things, Merger Sub will be merged into and with Sonesta, and each outstanding share of Sonesta’s common stock will be converted into the right to receive $31.00 in cash, without interest and less any applicable withholding taxes.  The Purchase Agreement provides, among other things, that we will advance the purchase price for the Hotel Entities to the Sellers for the purpose of the Sellers consummating the Merger under the Merger Agreement.

Our obligation to advance the purchase price under the Purchase Agreement is subject to certain conditions, including that either (i) the conditions to the Merger under the Merger Agreement have been satisfied or waived or (ii) a final non-appealable court order is issued awarding specific performance to Sonesta compelling the Sellers to consummate the Merger.  The terms of the Purchase Agreement require that, at the effective time of the Merger, SAC will be capitalized with $25 million, at least half of which will be represented by cash consideration for shares of SAC common stock.  Under an equity commitment letter, SAC’s stockholders have also agreed that if the Merger does not close, under certain circumstances, they will provide funding of up to $8.5 million to satisfy any final non-appealable court order awarding damages to Sonesta for SAC’s or Merger Sub’s material breach of the Merger Agreement.  Sonesta is an express third-party beneficiary under the Purchase Agreement and the equity commitment letter, and they provide that Sonesta is entitled to enforce them as if it were SAC.

The Merger Agreement provides that the Merger is subject to, among other conditions, adoption and approval of the Merger by Sonesta’s stockholders and the accuracy of and compliance with customary representations, warranties, covenants and other agreements of the parties contained in the Merger Agreement (to the standard specified in the Merger Agreement).  We understand that Sonesta’s board of directors has recommended that Sonesta’s stockholders adopt the Merger Agreement and, concurrently with the execution of the Merger Agreement, certain stockholders of Sonesta, beneficially owning approximately 55% of the outstanding Sonesta common stock on the date of the Merger Agreement, entered into a voting agreement with the Sellers which provides, among other things, that each such person will vote all of such person’s Sonesta common stock in favor of the Merger and against any opposing proposal.  The Merger Agreement also provides for certain customary termination rights for both Sonesta and SAC and further provides that, upon termination under specified circumstances, Sonesta will be obligated to pay to SAC a termination fee.

In the Purchase Agreement, SAC has agreed, following the consummation of the Merger, to initiate a restructuring of Sonesta, which is expected to result in Sonesta owning only equity interests of the Hotel Entities and the Hotel Entities owning only the real estate comprising the Cambridge Hotel and the leasehold for the New Orleans Hotel and related furniture, fixtures and equipment and certain other assets and in SAC or its subsidiaries (other than Sonesta and its subsidiary Hotel Entities) owning the other assets of Sonesta, including its management businesses and brands and assuming all liabilities of Sonesta, other than the liabilities associated with the Cambridge Loan, income taxes, taxes related to retained assets and certain payables and other liabilities.  The Purchase Agreement provides that, after giving effect to that restructuring, SAC will transfer to us all of the then issued and outstanding capital stock of Sonesta (which will then own the Hotel Entities, which in turn own or lease the Cambridge Hotel and the New Orleans Hotel), free and clear of any liens, encumbrances or other restrictions (other than the Cambridge Loan and certain other matters).

The Purchase Agreement also provides that SAC or an affiliate of SAC will enter into a long term hotel management agreement, or a Management Agreement, with us for each of the Cambridge Hotel and the New Orleans Hotel and that we expect that SAC will retain the existing management business of Sonesta.  We also expect that SAC and its Sonesta management team will be available to operate other of our hotels, including certain hotels we now own and we are considering rebranding and hotels we may selectively acquire in the future.  The principal terms of the Management Agreements approved by our Independent Trustees are as follows:

•                  Minimum Return. If gross revenues of a hotel, after payment of specified operating expenses and fees payable to the manager (other than the incentive fee described below, if applicable) are sufficient to do so, we are to be paid a fixed minimum return equal to 8% of our invested capital, as defined in the Management Agreements.

•                  Additional Returns. We are to be paid an additional amount based upon the hotel’s operating profit, as defined in the Management Agreements, after payment of the manager’s incentive fee, if applicable.

•                  Manager Fees.  After payment of specified hotel operating expenses from the hotel’s gross revenues, the manager is entitled to receive a base fee equal to 3% of gross revenues.  Additionally, the manager is entitled to a reservation fee equal to 1.5% of gross room revenues, as defined in the Management Agreements, a system fee for centralized services of 1.5% of gross revenues, a procurement and construction supervision fee in connection with renovations equal to 3% of third party costs, and an incentive fee equal to 20% of the hotel’s operating profit after reimbursement to us and to the manager of certain advances.  We expect that the reservation fee, system fee, procurement and construction supervision fee and incentive fee will be applicable to the Cambridge Hotel and to hotels that may in the future be managed for us by SAC or its affiliates, but they will not be applicable to the New Orleans Hotel unless and until the lease of that hotel is modified.  Also, we expect that the 3% base management fee will be applicable to full service hotels, such as the Cambridge Hotel and the New Orleans Hotel, and that a 5% base management fee would be applicable to limited service hotels that may in the future be managed for us by SAC or its affiliates.

•                  Term. Each Management Agreement will have an initial term of 25 years, and will be extended automatically for up to two successive 15 year renewal terms unless the manager elects not to renew a Management Agreement, provided that unless and until the lease for the New Orleans Hotel is modified, the term of the Management Agreement for the New Orleans Hotel will terminate at the expiration of the lease for the New Orleans Hotel which is expected to be in 2024.  We have the right to terminate the Management Agreements after three years without cause upon payment of a termination fee.  We also have the right to terminate the Management Agreements without a termination fee if our minimum return is less than 6% of our invested capital during any three of four consecutive years.  Both we and the manager have the right to terminate the Management Agreements upon a change of control, as defined in the Management Agreements, of the other party, and under certain other circumstances which, in the case of termination by the manager, may require the payment of a termination fee.

•                  Property Maintenance.  Routine property maintenance, which is expensed, will be an operating expense of the hotels and repairs and periodic renovations, which are capitalized, will be funded by us, except in the case of the New Orleans Hotel where capital expenditures are borne in large part by the lessor.

•                  Pooling Agreement.  Under the terms of a pooling agreement, or the Pooling Agreement, we agree that certain hotels managed for us by the manager may be combined for purposes of calculating gross revenues, payment of hotel operating expenses and payment of fees and distributions.  Any non-renewal of a management agreement, and certain terminations, will affect all management agreements in any pool.  The Pooling Agreement also provides for the sale or other disposition of a limited number of hotels in a pool which become non-economic, as defined in the Pooling Agreement.  We expect that the Cambridge Hotel and the New Orleans Hotel will not be pooled with each other so long as the management agreements affecting those hotels have different fee structures.  However, if SAC or an affiliate enters into management agreements with us for the management of other hotels, those hotels may be pooled with one of these two hotels or combined into separate pools, as we and the manager may agree at the time.

The foregoing descriptions of the Purchase Agreement, the Merger Agreement, the Management Agreements and the Pooling Agreement and the transactions contemplated by these agreements are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report, the Merger Agreement, a copy of which is attached as Exhibit A to the Purchase Agreement, and the forms of Management Agreement and Pooling Agreement, copies of which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report, each of which is incorporated herein by reference.

Information Regarding Certain Relationships and Related Transactions

The stockholders of SAC are Barry Portnoy and Adam Portnoy, who are our Managing Trustees.  Barry Portnoy is Chairman and majority owner of our manager, Reit Management & Research LLC, or RMR, and Adam Portnoy, who is Barry Portnoy’s son, is an owner, President, Chief Executive Officer and a director of RMR.  We have numerous continuing relationships with RMR, Barry Portnoy and Adam Portnoy, including the ones discussed in this Current Report.  Among other relationships: our executive officers are officers of RMR; our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR provides management services; Barry Portnoy serves as a managing director or managing trustee of those companies (including our largest tenant, TravelCenters of America LLC, or TA); Adam Portnoy serves as a managing trustee of a majority of those companies; and RMR provides both business and property management services to us under a business management agreement and a property management agreement and provides management services to other companies, including TA.

We and the other six shareholders of Affiliates Insurance Company, or AIC, each currently own approximately 14.29% of the outstanding equity of AIC.  The other shareholders of AIC are RMR and five other companies, including TA, to which RMR provides management services.  All of our Trustees, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC.  RMR provides management and administrative services to AIC.  In 2010, AIC designed a combination property insurance program for us and other AIC shareholders in which AIC participated as a reinsurer. This program was modified and extended in June 2011 for a one year term.

The purchase price under the Purchase Agreement and the entry into the Management Agreements for the Cambridge Hotel and the New Orleans Hotel were approved by our Independent Trustees, and we and SAC were represented by separate counsel.  A nationally recognized valuation consultant provided certain valuation services to our Independent Trustees regarding the valuation of the Cambridge Hotel and the New Orleans Hotel and regarding the terms of the Management Agreements with SAC or an affiliate of SAC.

For more information about these and other relationships among us, our Trustees, our executive officers, TA, RMR, AIC, other companies to which RMR provides management services, and others affiliated with or related to them and about the risks which may arise as a result of those and other related person transactions and relationships, please see our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements”, our Annual Report on Form 10-K for the year ended December 31, 2010, or our 2010 Annual Report, including the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements”, the information regarding our Trustees and executive officers and the section captioned “Related Person Transactions and Company Review of Such Transactions” in our Proxy Statement for our 2011 Annual Meeting of Shareholders dated February 22, 2011, or our Annual Meeting Proxy Statement, and our other filings with the U.S. Securities and Exchange Commission, or the SEC.  In addition, please see the “Risk Factors” section of our 2010 Annual Report for a description of risks which may arise from these transactions and relationships.  Our filings with the SEC, including our Quarterly Report, our 2010 Annual Report and our Annual Meeting Proxy Statement, are available on the SEC’s website at www.sec.gov.  In addition, copies of certain of our agreements with these parties are also publicly available as exhibits to our public filings with the

SEC and accessible at the SEC’s website, including our business management agreement and property management agreement with RMR and our leases and amendments to those leases with TA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, SOME OF WHICH ARE BEYOND OUR CONTROL.  FOR EXAMPLE:

•                  THIS CURRENT REPORT STATES THAT THE PURCHASE AGREEMENT IS EXPECTED TO RESULT IN OUR ACQUISITION OF ENTITIES WHICH OWN THE CAMBRIDGE HOTEL AND LEASE THE NEW ORLEANS HOTEL.  THESE ACQUISITIONS ARE PART OF A COMPLEX TRANSACTION INVOLVING, AMONG OTHER THINGS, A MERGER BETWEEN SONESTA AND SAC’S SUBSIDIARY.  A HIGHER BID MAY BE RECEIVED BY SONESTA, WHICH COULD RESULT IN THE TERMINATION OF THE MERGER AGREEMENT, OR CERTAIN CONDITIONS TO THE MERGER MAY NOT BE SATISFIED, WHICH COULD ALSO RESULT IN THE TERMINATION OF THE MERGER AGREEMENT.  IF THE MERGER DOES NOT OCCUR, WE WILL NOT ACQUIRE THESE HOTELS.  WE HAVE LIMITED OR NO CONTROL OVER WHETHER SONESTA RECEIVES A HIGHER BID OR WHETHER THE PROPOSED MERGER OCCURS.

•                  THIS CURRENT REPORT STATES THAT WE EXPECT SAC AND ITS SONESTA MANAGEMENT TEAM WILL BE AVAILABLE TO OPERATE OTHER OF OUR HOTELS, INCLUDING CERTAIN HOTELS WE NOW OWN AND THAT WE ARE CONSIDERING REBRANDING AND HOTELS WE MAY SELECTIVELY ACQUIRE IN THE FUTURE.  THERE ARE NUMEROUS CONTINGENCIES ASSOCIATED WITH ANY EXPANSION OF OUR INVESTMENTS IN HOTELS BRANDED AND OPERATED AS SONESTA HOTELS.  WE ARE CURRENTLY ENGAGED IN DISCUSSIONS WITH THIRD PARTIES ABOUT SELLING OR REBRANDING CERTAIN HOTELS WE OWN, AND THOSE DISCUSSIONS MAY LEAD TO SUCCESSFUL TRANSACTIONS, THAT MAY PRECLUDE THE BRANDING AND MANAGEMENT OF THOSE HOTELS BY SAC AND ITS SONESTA MANAGEMENT TEAM; AND WE MAY BE UNABLE TO LOCATE ADDITIONAL HOTELS TO PURCHASE ON ACCEPTABLE TERMS.  MANY OF THE CONTINGENCIES ASSOCIATED WITH OUR ACQUIRING OR REBRANDING HOTELS INVOLVE DECISIONS BY THIRD PARTIES WHICH ARE BEYOND OUR CONTROL.  ALSO, WE HAVE ENTERED INTO LONG TERM BRANDING AND MANAGEMENT CONTRACTS FOR MOST OF THE HOTELS WE NOW OWN.  ACCORDINGLY, WE CANNOT PROVIDE ANY ASSURANCE THAT WE WILL PURCHASE ANY ADDITIONAL HOTELS OR THAT WE WILL OTHERWISE EXPAND THE NUMBER OF OUR HOTELS WHICH ARE MANAGED OR BRANDED AS SONESTA HOTELS.

•                  THIS CURRENT REPORT STATES THAT OUR INDEPENDENT TRUSTEES APPROVED THE PURCHASE PRICE UNDER THE PURCHASE AGREEMENT AND OUR ENTERING INTO MANAGEMENT AGREEMENTS WITH SAC OR ITS AFFILIATES FOR THE CAMBRIDGE HOTEL AND THE NEW ORLEANS HOTEL, THAT WE AND SAC WERE REPRESENTED BY SEPARATE COUNSEL AND THAT A NATIONALLY RECOGNIZED VALUATION CONSULTANT PROVIDED CERTAIN VALUATION SERVICES TO OUR INDEPENDENT TRUSTEES.  THE IMPLICATION OF THESE STATEMENTS MAY BE THAT THE PURCHASE PRICE AND MANAGEMENT AGREEMENT TERMS ARE AS FAVORABLE TO US AS WE COULD OBTAIN FOR SIMILAR ARRANGEMENTS FROM UNRELATED THIRD PARTIES.  HOWEVER, DESPITE THESE PROCEDURAL SAFEGUARDS, WE COULD STILL BE SUBJECTED TO CLAIMS CHALLENGING OUR ENTRY INTO THESE TRANSACTIONS BECAUSE OF THE MULTIPLE RELATIONSHIPS AMONG US AND RMR AND THEIR RELATED PERSONS AND ENTITIES; AND DEFENDING SUCH CLAIMS COULD BE

EXPENSIVE AND DISTRACTING TO MANAGEMENT EVEN IF SUCH CLAIMS ARE WITHOUT MERIT.

THE INFORMATION CONTAINED ELSEWHERE IN THIS CURRENT REPORT OR IN OUR 2010 ANNUAL REPORT, INCLUDING UNDER THE CAPTION “RISK FACTORS” THEREIN, AND IN OUR FILINGS WITH THE SEC, OR INCORPORATED HEREIN OR THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

IMPORTANT ADDITIONAL INFORMATION

IN CONNECTION WITH THE PROPOSED MERGER, WE EXPECT THAT SONESTA WILL FILE RELEVANT MATERIALS WITH THE SEC, INCLUDING A PROXY STATEMENT.  INVESTORS AND SECURITY HOLDERS OF SONESTA ARE URGED TO READ THESE DOCUMENTS (WHEN THEY BECOME AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SONESTA, THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE PROPOSED TRANSACTIONS.  INVESTORS AND SECURITY HOLDERS MAY OBTAIN THESE DOCUMENTS (AND ANY OTHER DOCUMENTS FILED BY SONESTA, SAC OR US WITH THE SEC) FREE OF CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.  IN ADDITION, THE DOCUMENTS FILED WITH THE SEC BY SONESTA MAY BE OBTAINED FREE OF CHARGE BY DIRECTING SUCH REQUEST TO: BOY VAN RIEL, VICE PRESIDENT AND TREASURER OF SONESTA AT (617) 421-5444, OR BY ACCESSING SONESTA’S INVESTOR INFORMATION WEBSITE AT HTTP://WWW.SONESTA.COM/CORPORATE/INDEX.CFM?FA=CORPORATE.INVESTORINFORMATION.  INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE SONESTA PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER.

SONESTA, SAC AND US AND EACH OF THEIR AND OUR RESPECTIVE DIRECTORS, TRUSTEES AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM SONESTA’S STOCKHOLDERS IN RESPECT OF THE PROPOSED MERGER.  STOCKHOLDERS MAY OBTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM SONESTA’S STOCKHOLDERS IN RESPECT OF THE PROPOSED MERGER, AND THEIR RESPECTIVE INTERESTS WITH RESPECT TO THE PROPOSED MERGER, BY READING THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS REGARDING THE PROPOSED TRANSACTIONS, WHEN THEY ARE FILED WITH THE SEC.

Item 8.01  Other Events.

On November 3, 2011, we issued a press release announcing, among other things, the execution of the Purchase Agreement.  A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)                               Exhibits

10.1                          Purchase Agreement, dated November 2, 2011, among Property Acquisition Corp. (a/k/a Sonesta Acquisition Corp.), PAC Merger Corp., and Hospitality Properties Trust.

10.2                          Form of Management Agreement between Sonesta Acquisition Corp. or an affiliate and a subsidiary of Hospitality Properties Trust.

10.3                          Form of Pooling Agreement among the parties to Management Agreements.

99.1                          Press release issued on November 3, 2011 by Hospitality Properties Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

Dated: November 8, 2011